NEWS	Exhibit 99.1

Tara Kurian
SVP, IR, FP&A, and International
(813) 830-5311

Bloomin’ Brands Announces 2026 Q3 Financial Results
Q3 Diluted EPS of $(0.02) and Q3 Adjusted Diluted EPS of $(0.17)
Raises Full Year EPS Guidance

TAMPA, Fla., November 6, 2026 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the third quarter 2026 (“Q3 2026”) compared to the third quarter 2025 (“Q3 2025”).

CEO Comments
“We are encouraged by our third quarter results and the continued progress on the Outback Turnaround, including five consecutive quarters of year-over-year improvement in Outback guest scores,” said Mike Spanos, CEO. “We remain focused on consistent execution across food, service, experience, and affordability to strengthen the guest experience and drive sustainable long-term growth.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted loss per share from continuing operations to Adjusted diluted loss per share from continuing operations for the periods indicated (unaudited):

	Q3
	2026	2025	CHANGE
Diluted loss per share:	$(0.02)	$(0.54)	$0.52
Adjustments (1)	(0.15)	0.51	(0.66)
Adjusted diluted loss per share	$(0.17)	$(0.03)	$(0.14)

___________________
(1)Adjustments for Q3 2026 primarily represent an adjustment to gift card breakage revenue resulting from a change in accounting estimate. Q3 2025 primarily includes (i) impairment and closing costs related to closures and underperforming restaurants, (ii) costs incurred as a result of transformational and restructuring initiatives and (iii) costs associated with the foreign currency forward contracts. See non-GAAP Measures later in this release. Also see Tables Four, Five and Six for further details regarding the nature of diluted loss per share adjustments for the periods presented.

Third Quarter Financial Results

(dollars in millions, unaudited)	Q3 2026	Q3 2025	CHANGE
Total revenues (1)	$944.3	$928.8	1.7%

GAAP operating income (loss) margin	2.0%	(3.9)%	5.9%
Adjusted operating income margin (2)	0.3%	0.8%	(0.5)%

Restaurant-level operating margin (2)	10.6%	9.2%	1.4%
Adjusted restaurant-level operating margin (2)	9.3%	9.5%	(0.2)%
___________________
(1)For Q3 2026, includes $13.2 million of gift card breakage revenue as a result of a change in accounting estimate.
(2)See non-GAAP Measures later in this release. Also see Tables Four and Five for details regarding the nature of adjustments.

•The increase in Total revenues was primarily due to: (i) higher comparable restaurant sales and (ii) the gift card breakage revenue change. These increases were partially offset by the net impact of restaurant closures and openings.

•GAAP operating income (loss) margin increased from Q3 2025 primarily due to: (i) lower impairment and closure costs, (ii) an increase in restaurant-level operating margin, as detailed below, and (iii) lapping general and administrative expenses related to transformational and restructuring initiatives and foreign currency forward contracts, partially offset by higher compensation expense.

•Restaurant-level operating margin increased from Q3 2025 primarily due to: (i) an increase in average check per person, primarily due to pricing, (ii) the gift card breakage revenue change and (iii) productivity initiatives. These impacts were partially offset by: (i) higher commodity, operating and labor costs, mainly due to inflation, and (ii) higher advertising expense.

•Adjusted operating income margin for Q3 2026 excludes the gift card breakage revenue change. For Q3 2025, adjusted operating income margin excludes: (i) certain impairment and closing costs, (ii) costs incurred as a result of transformational and restructuring initiatives and (iii) costs associated with foreign currency forward contracts.

Third Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED SEPTEMBER 27, 2026	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	1.9%
Carrabba’s Italian Grill	0.6%
Bonefish Grill	5.3%
Fleming’s Prime Steakhouse & Wine Bar	—%
Combined U.S.	1.9%

Fiscal 2026 Financial Outlook
The table below presents our updated expectations for selected 2026 financial operating results. We are reaffirming all other aspects of our full-year financial guidance as previously communicated.

Financial Results:	Prior Outlook	Current Outlook
U.S. comparable restaurant sales	1% to 2%	1% to 1.5%

Diluted earnings per share (1)	$0.85 to $0.95	$1.06 to $1.11

Adjusted diluted earnings per share (1)	$0.90 to $1.00	$0.97 to $1.02

___________________
(1)Assumes diluted weighted average shares of approximately 86 million.

Q4 2026 Financial Outlook
The table below presents our expectations for selected fiscal Q4 2026 financial operating results.

Financial Results:	Q4 2026 Outlook
U.S. comparable restaurant sales	0% to 1%

Diluted earnings per share (1)	$0.07 to $0.12

Adjusted diluted earnings per share (1)	$0.07 to $0.12
___________________
(1)Assumes diluted weighted average shares of approximately 88 million.

Conference Call
The Company will host a conference call today, November 6, 2026 at 8:00 AM ET. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest full-service dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company’s restaurant portfolio includes Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns, operates and franchises more than 1,440 restaurants in 46 states, Guam and 12 countries. For more information, please visit www.bloominbrands.com.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income, adjusted restaurant-level operating income and their corresponding margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted segment income from operations and the corresponding margin, (iv) Adjusted net (loss) income and (v) Adjusted diluted (loss) earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in Tables Four, Five and Six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2026 Financial Outlook” and “Q4 2026 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to execute and achieve the expected benefits of our actions to focus on operational priorities, including our turnaround plans and cost-saving initiatives to fund such plans; consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees and our ability to attract, train, and retain key personnel; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation and tariffs; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; the impacts of our operations in Brazil as a minority investor and franchisor; our ability to address corporate citizenship and sustainability matters and investor and governmental expectations; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies, including the impact of U.S. government shutdowns; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands, including due to our limited control with respect to and the challenges facing the operations of our franchisees including the Chapter 11 proceedings initiated by Out West; whether our offer to buy Out West's restaurants is ultimately accepted and, if so, the risks related to our operation of the Out West locations thereafter, including due to unexpected costs, employee attrition, customer perceptions, vendor relationships, licensing requirements, and diversion of management’s attention from ongoing business operations and opportunities; consumer confidence and spending patterns; the effects of a health pandemic, weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025
Revenues
Restaurant sales	$926,976	$911,920	$2,966,759	$2,926,208
Franchise and other revenues	17,369	16,893	53,068	54,565
Total revenues	944,345	928,813	3,019,827	2,980,773
Costs and expenses
Food and beverage	278,390	275,081	902,200	886,717
Labor and other related	299,089	297,390	931,968	928,134
Other restaurant operating	250,962	255,476	764,609	766,836
Depreciation and amortization	43,914	44,947	136,220	133,492
General and administrative	54,262	59,103	160,232	180,007
Impairments, closures and disposal of assets	(856)	33,236	8,648	35,126
Total costs and expenses	925,761	965,233	2,903,877	2,930,312
Income (loss) from operations	18,584	(36,420)	115,950	50,461
Interest expense, net	(11,523)	(11,112)	(35,076)	(32,998)
Income (loss) before income tax	7,061	(47,532)	80,874	17,463
Provision (benefit) for income taxes	6,397	(2,404)	(10,566)	(10,249)
Loss from equity method investment, net of tax	(2,026)	(337)	(3,068)	(3,434)
Net (loss) income from continuing operations	(1,362)	(45,465)	88,372	24,278
(Loss) income from discontinued operations, net of tax	(295)	189	(213)	714
Net (loss) income	(1,657)	(45,276)	88,159	24,992
Less: net income attributable to noncontrolling interests	525	583	3,343	3,280
Net (loss) income attributable to Bloomin’ Brands	$(2,182)	$(45,859)	$84,816	$21,712

Basic (loss) earnings per share (1):
Continuing operations	$(0.02)	$(0.54)	$0.99	$0.25
Discontinued operations	(*)	*	(*)	0.01
Net basic (loss) earnings per share	$(0.03)	$(0.54)	$0.99	$0.26

Diluted (loss) earnings per share (1):
Continuing operations	$(0.02)	$(0.54)	$0.99	$0.25
Discontinued operations	(*)	*	(*)	0.01
Net diluted (loss) earnings per share	$(0.03)	$(0.54)	$0.98	$0.25

Weighted average common shares outstanding:
Basic	85,636	85,093	85,491	85,012
Diluted	85,636	85,093	86,318	85,222
_________________
(1)Amounts may not add due to rounding.
*    Represents less than $0.01.

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
U.S. Segment	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025
Revenues
Restaurant sales	$917,176	$902,543	$2,937,752	$2,897,968
Franchise and other revenues	9,514	9,733	30,023	31,039
Total U.S. segment revenues	926,690	912,276	2,967,775	2,929,007

International Franchise Segment
Franchise revenues	7,842	7,146	23,005	23,480

Reconciliation
All other revenues (1)	9,813	9,391	29,047	28,286
Total revenues	$944,345	$928,813	$3,019,827	$2,980,773

Reconciliation of Segment Operating Income to Total Operating Income (Loss)
Segment income from operations
U.S.	$47,208	$1,601	$202,823	$157,732
International Franchise	7,646	6,998	22,391	22,840
Total segment income from operations	54,854	8,599	225,214	180,572
Unallocated corporate operating expense	(36,929)	(45,245)	(111,042)	(131,435)
Other income from operations (1)	659	226	1,778	1,324
Total income (loss) from operations	$18,584	$(36,420)	$115,950	$50,461
_________________
(1)Primarily includes revenues and income from operations related to its Hong Kong subsidiary.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	SEPTEMBER 27, 2026	DECEMBER 28, 2025
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$90,736	$59,461
Net working capital (deficit) (1)	$(553,233)	$(609,008)
Total assets	$3,131,243	$3,171,907
Total debt	$767,972	$787,425
Total stockholders’ equity	$434,329	$337,165
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL AND ADJUSTED RESTAURANT-LEVEL OPERATING INCOME AND MARGINS NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025
Income (loss) from operations	$18,584	$(36,420)	$115,950	$50,461
Operating income (loss) margin	2.0%	(3.9)%	3.8%	1.7%
Less:
Franchise and other revenues	17,369	16,893	53,068	54,565
Plus:
Depreciation and amortization	43,914	44,947	136,220	133,492
General and administrative	54,262	59,103	160,232	180,007
Impairments, closures and disposal of assets	(856)	33,236	8,648	35,126
Restaurant-level operating income (1)	$98,535	$83,973	$367,982	$344,521
Restaurant-level operating margin	10.6%	9.2%	12.4%	11.8%
Adjustments:
Breakage revenue adjustment (2)	(13,182)	—	(13,182)	—
Employee benefits policy change (3)	—	2,763	—	2,763
Total restaurant-level operating income adjustments	(13,182)	2,763	(13,182)	2,763
Adjusted restaurant-level operating income	$85,353	$86,736	$354,800	$347,284
Adjusted restaurant-level operating margin	9.3%	9.5%	12.0%	11.9%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating income and the corresponding margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization, which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate office.
(d)Asset impairment charges, restaurant closing costs and disposal of assets.
(2)Represents an adjustment to gift card breakage revenue resulting from a change in accounting estimate.
(3)Represents costs associated with updated field PTO policy in connection with the transition to a new human resources and payroll system.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
Consolidated	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025
Income (loss) from operations	$18,584	$(36,420)	$115,950	$50,461
Operating income (loss) margin	2.0%	(3.9)%	3.8%	1.7%
Adjustments:
Total restaurant-level operating income adjustments (1)	(13,182)	2,763	(13,182)	2,763
Impairments, closures and disposal of assets (2)	(2,888)	31,570	(2,888)	29,641
Severance and other transformational costs (3)	—	6,587	6,246	16,187
Foreign currency forward contract costs (4)	—	3,254	—	7,815
Total income from operations adjustments	(16,070)	44,174	(9,824)	56,406
Adjusted income from operations	$2,514	$7,754	$106,126	$106,867
Adjusted operating income margin	0.3%	0.8%	3.5%	3.6%

U.S. Segment
Income from operations	$47,208	$1,601	$202,823	$157,732
Operating income margin	5.1%	0.2%	6.8%	5.4%
Adjustments:
Total restaurant-level operating income adjustments (1)	(13,182)	—	(13,182)	—
Impairments, closures and disposal of assets (2)	(2,888)	31,570	(2,888)	29,860
Severance and other transformational costs (3)	—	—	6,246	—
Total income from operations adjustments	(16,070)	31,570	(9,824)	29,860
Adjusted income from operations	$31,138	$33,171	$192,999	$187,592
Adjusted operating income margin	3.4%	3.6%	6.5%	6.4%

International Franchise Segment
Income from operations	$7,646	$6,998	$22,391	$22,840
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margins Non-GAAP Reconciliations for details regarding restaurant-level operating income adjustments.
(2)The thirteen and thirty-nine weeks ended September 27, 2026 include a gain of $2.9 million from the sale of one U.S. surplus property. The thirteen and thirty-nine weeks ended September 28, 2025 primarily include costs related to the decision to close 21 U.S. restaurants and not renew the leases of 22 restaurants and asset impairments related to five underperforming U.S. restaurants.
(3)Costs for the thirty-nine weeks ended September 27, 2026 relate to accelerated depreciation associated with equipment upgrades in connection with the turnaround strategy. Costs for the thirteen and thirty-nine weeks ended September 28, 2025 include severance, professional fees and other costs incurred as a result of transformational and restructuring activities.
(4)Represents costs in connection with the foreign currency forward contracts that mostly offset foreign currency exchange risk associated with installment payments from the Brazil Sale Transaction.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED NET (LOSS) INCOME AND ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025
Net (loss) income from continuing operations	$(1,362)	$(45,465)	$88,372	$24,278
Less: net income attributable to noncontrolling interests	525	583	3,343	3,280
Net (loss) income attributable to Bloomin’ Brands from continuing operations	(1,887)	(46,048)	85,029	20,998
Adjustments:
Income from operations adjustments (1)	(16,070)	44,174	(9,824)	56,406
Total adjustments, before income taxes	(16,070)	44,174	(9,824)	56,406
Tax effect of adjustments (2)	3,801	(1,028)	2,051	(3,023)
Net adjustments, continuing operations	(12,269)	43,146	(7,773)	53,383
Adjusted net (loss) income, continuing operations	$(14,156)	$(2,902)	$77,256	$74,381

Diluted (loss) earnings per share - continuing operations	$(0.02)	$(0.54)	$0.99	$0.25
Adjusted diluted (loss) earnings per share - continuing operations	$(0.17)	$(0.03)	$0.90	$0.87

Diluted weighted average common shares outstanding	85,636	85,093	86,318	85,222
________________
(1)See Table Five Adjusted Income from Operations and Margin Non-GAAP Reconciliations above for details regarding income from operations adjustments.
(2)The tax effect of non-GAAP adjustments is determined by recomputing the Income tax provision (benefit) on an adjusted basis. The difference between the recomputed Income tax provision (benefit) and the GAAP Income tax provision (benefit) represents the tax effect of non-GAAP adjustments. The thirteen and thirty-nine weeks ended September 28, 2025 also include an adjustment to the Income tax benefit related to foreign currency gains on the Brazil Sale Transaction installment receivable.

Following is a summary of the financial statement line item classification of the net income adjustments from continuing operations:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025
Restaurant sales	$(13,182)	$—	$(13,182)	$—
Labor and other related	—	2,763	—	2,763
Depreciation and amortization	—	—	6,246	—
General and administrative	—	9,841	—	24,084
Impairments, closures and disposal of assets	(2,888)	31,570	(2,888)	29,559
Provision for income taxes	3,801	(1,028)	2,051	(3,023)
Net adjustments	$(12,269)	$43,146	$(7,773)	$53,383

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants:	JUNE 28, 2026	OPENINGS	CLOSURES	SEPTEMBER 27, 2026
U.S.
Outback Steakhouse
Company-owned	544	2	(2)	544
Franchised	115	—	(2)	113
Total	659	2	(4)	657
Carrabba’s Italian Grill
Company-owned	186	—	—	186
Franchised	17	—	—	17
Total	203	—	—	203
Bonefish Grill
Company-owned	155	—	(1)	154
Franchised	2	—	—	2
Total	157	—	(1)	156
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	64	—	—	64
Other
Franchised	1	—	—	1
U.S. total	1,084	2	(5)	1,081
International Franchise
Outback Steakhouse - Brazil	192	5	—	197
Outback Steakhouse - South Korea	100	2	—	102
Other	62	1	(1)	62
International Franchise total	354	8	(1)	361
International - Company-owned
Outback Steakhouse - Hong Kong	10	—	—	10
System-wide total	1,448	10	(6)	1,452
System-wide total - Company-owned	959	2	(3)	958
System-wide total - Franchised	489	8	(3)	494

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES, TRAFFIC AND AVERAGE CHECK PER PERSON INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025	SEPTEMBER 27, 2026	SEPTEMBER 28, 2025
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (1)
Outback Steakhouse	1.9%	0.4%	0.9%	(0.5)%
Carrabba’s Italian Grill	0.6%	4.1%	1.2%	3.1%
Bonefish Grill	5.3%	0.8%	6.5%	(3.1)%
Fleming’s Prime Steakhouse & Wine Bar	—%	1.2%	0.8%	3.5%
Combined U.S.	1.9%	1.2%	1.7%	0.1%

Traffic:
U.S.
Outback Steakhouse	(1.5)%	—%	(2.3)%	(1.8)%
Carrabba’s Italian Grill	(2.9)%	0.6%	(2.7)%	0.3%
Bonefish Grill	(0.8)%	(1.7)%	2.3%	(7.8)%
Fleming’s Prime Steakhouse & Wine Bar	(1.9)%	(1.2)%	(2.6)%	(0.7)%
Combined U.S.	(1.8)%	(0.1)%	(1.8)%	(2.1)%

Average check per person (2):
U.S.
Outback Steakhouse	3.4%	0.4%	3.2%	1.3%
Carrabba’s Italian Grill	3.5%	3.5%	3.9%	2.8%
Bonefish Grill	6.1%	2.5%	4.2%	4.7%
Fleming’s Prime Steakhouse & Wine Bar	1.9%	2.4%	3.4%	4.2%
Combined U.S.	3.7%	1.3%	3.5%	2.2%
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(1)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(2)Includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.